SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 23, 2005

ADAPTEC, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-15071	94-2748530
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

691 S. Milpitas Boulevard

Milpitas, CA

95035

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (408) 945-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 23, 2005, Adaptec, Inc. (“Adaptec” or the “Company”) entered into a three-year contract manufacturing agreement with Sanmina–SCI (“Contract Manufacturing Agreement”) for the manufacturing of Adaptec data protection, connectivity and storage products. Under the terms of the Contract Manufacturing Agreement, Sanmina–SCI will assume manufacturing operations of Adaptec products upon closing of the deal, which is estimated to be in early January 2006.  In addition, the Company reached a definitive agreement (“Definitive Agreement”) regarding the sale of certain manufacturing assets and inventory located in Singapore with respect to printed circuit board assemblies and storage system manufacturing operations to Sanmina–SCI for the Company’s net book value of approximately $28 million, subject to final closing adjustments. The Contract Manufacturing Agreement will be filed with the Company’s filing on Form 10-Q for the quarterly period ended on December 31, 2005.  A press release regarding this transaction is included as Exhibit 99.01 and incorporated herein by reference.

The information set forth under Item 2.05 of this report is hereby incorporated into Item 1.01 by reference.

Item 2.05.  Costs Associated with Exit or Disposal Activities

In conjunction with the agreements entered into with Sanmina–SCI on December 23, 2005, management approved and initiated a plan to restructure its work force in its Singapore operations. To the extent that the employees are not be hired by Sanmina –SCI, the employees will be terminated by the Company over approximately the next two quarters. The Company estimates that it will incur a future restructuring charge in the range of $5 million and $6 million.

In addition, in the third quarter management continued to simplify its infrastructure and approved a restructuring plan resulting in a charge of approximately $2 million, consisting of approximately $1 million in employee severance arrangements and approximately $1 million primarily related to vacating redundant facilities.  The Company expects to complete the majority of the severance activities related to this restructuring plan in its fourth quarter of fiscal 2006 and complete the redundant facilities activities upon lease expirations in fiscal 2012.

Safe Harbor Statement

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements include statements regarding future events or the future performance of Adaptec and in particular the expectation that the transactions with Sanmina-SCI will be consummated and the anticipated benefits to Adaptec from entering into these transactions. These forward-looking statements are based on current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. These risks include: identifying potential buyers for the Systems business; market demand for RAID products; difficulty in forecasting the volume and timing of customer orders; reduced demand in the server, network storage and desktop computer markets; potential difficulties incurred in transitioning from an internal to external manufacturing solution, including, but not limited to product availability and product cost; our target markets’ failure to accept, or delay in accepting, network storage and other advanced storage solutions, including our SAS, SATA and iSCSI lines of products; decline in consumer acceptance of our current products; the timing and volume of orders by OEM customers for storage products; our ability to control and manage costs associated with the delivery of new products; and the adverse effects of the intense competition we face in our business. For a more complete discussion of risks related to our business, reference is made to the section titled “Risk Factors” included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, on file with the Securities and Exchange Commission. Adaptec assumes no obligation to update any forward looking information that is included in this release.

Item 9.01.              Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description of Exhibit

99.01	Press release issued by the Company on December 23, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAPTEC, INC.

By:	/s/ Marshall L. Mohr
Marshall L. Mohr
Vice President and Chief Financial Officer
Date: December 28, 2005

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.01	Press release issued by the Company on December 23, 2005.